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                                                                    Exhibit 23.1

                        Consent of Independent Auditors

   We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 25, 2000, with respect to the consolidated financial statements of SAFLINK Corporation and subsidiary included in Amendment No. 2 to the Registration Statement (Form S-1/A Amendment No. 2 to the Form S-1) and related Prospectus of SAFLINK Corporation and subsidiary for the registration of 15,943,512 shares of its common stock.


                                          /s/ Ernst & Young LLP

Tampa, Florida

December 6, 2001